UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2008

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number:  (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 19, 2008, our board of directors appointed Jose Mejia as our president and chief executive officer.  Robert K. Lifton, formerly our chief executive officer, will continue to serve as chairman of our board of directors.

Mr. Mejia, age 47, joined Lucent Technologies in 1999 as its vice president and chief procurement officer.  He served Lucent in several executive positions of increasing responsibility, the last being as president of its Supply Chain Networks where he oversaw all aspects of Lucent’s worldwide supply chain. Upon the merger of Lucent and Alcatel in 2006, Mr. Mejia joined Spansion, Inc., a leading Flash memory solutions provider, as its executive vice president of operations. Most recently, he was a principal of a private investment firm, during which time, among other things, he established Nuestro Banco, a retail community bank that addresses the evolving needs of the Hispanic Community in North Carolina.  Prior to joining Lucent, Mr. Mejia held executive positions in supply chain management and planning at Nortel Networks, Bay Networks, Ford Motor Company, IBM and Owens Illinois.

Mr. Mejia earned a BS in Industrial Operations Engineering at the University of Michigan and MBA in Finance and Operations Research from Duke University’s Fuqua School of Business as well as an honorary doctorate from the W.P. Carey Graduate School of Business at the Arizona State University. Mr. Mejia serves as a director of Pella Corporation and is a trustee of Liberty Property Trust.

Our employment agreement with Mr. Mejia provides that he will receive a base salary of $350,000 per year. Commencing on and for the fiscal year ending December 31, 2009 and annually thereafter, Mr. Mejia will be eligible to receive a performance bonus as determined by our board of directors and its compensation committee. Mr. Mejia will also be entitled to receive certain additional benefits and compensation from us.

Mr. Mejia’s employment agreement expires on December 31, 2011 and, unless earlier terminated, shall be automatically renewed at the end of the initial term for a period of one year and thereafter for successive one year terms until either he or we notifies the other that the employment agreement shall not be renewed.

Upon entering into his employment agreement, we granted Mr. Mejia options under our 2007 Equity Incentive Plan to purchase 250,000 shares of our common stock. Such options are exercisable at $2.38 per share, being the market price of our common stock on the grant date.  These options have a term of seven years and provide for vesting of 100,000 shares on September 19, 2009, 100,000 shares on September 19, 2010 and 50,000 shares on September 19, 2011, respectively.

We also issued warrants to Mr. Mejia to purchase 125,000 shares of our common stock at an exercise price of $2.38 per share.  These warrants have a term of seven years and provide for vesting of 50,000 shares on September 19, 2009, 25,000 shares on September 19, 2010 and 50,000 shares on September 19, 2011, respectively.

Mr. Mejia’s options and warrants will immediately vest in full, to the extent unvested, upon our termination of Mr. Mejia’s employment without Cause or by his resignation for Good Reason, as such terms are defined in the employment agreement.

Item 8.01.	Other Events

On September 19, 2008, we issued a press release announcing that the appointment of Jose Mejia as our President and Chief Executive Officer. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired - None

(b)           Pro Forma Financial Information - None

(c)           Shell Company Transactions - None

(d)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated September 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2008
MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Name: Howard Weingrow
Title: Deputy Chairman and Chief Operating Officer